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[WORLD ACCESS LOGO]


                     WORLD ACCESS TO BE DELISTED FROM NASDAQ

         Atlanta, Georgia - April 26, 2001 - WORLD ACCESS, INC. (NASDAQ: WAXS) announced today that it has been notified by the Nasdaq Stock Market that its stock will be delisted from Nasdaq effective at the opening of business on April 27, 2001. Trading in the Company's shares was halted on April 24, 2001, at a price of $0.26 per share when the Company announced it had filed for Chapter 11 of the U.S. Bankruptcy Code. The Company does not plan to appeal Nasdaq's decision.

ABOUT WORLD ACCESS

         World Access provides end-to-end international communication services over an advanced asynchronous transfer mode internal network that includes gateway and tandem switches, an extensive fiber network encompassing tens of millions of circuit miles and satellite facilities. For additional information regarding World Access, please refer to the Company's website at www.waxs.com.

         THIS PRESS RELEASE MAY CONTAIN FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE SECURITIES REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. THESE RISKS INCLUDE: INABILITY TO OBTAIN ADEQUATE FINANCING OR FINANCING ON TERMS ACCEPTABLE OR FAVORABLE TO THE COMPANY; INABILITY TO RESTRUCTURE EXISTING DEBT OBLIGATIONS; POTENTIAL INABILITY TO IDENTIFY, COMPLETE AND INTEGRATE ACQUISITIONS; DIFFICULTIES IN EXPANDING INTO NEW BUSINESS ACTIVITIES; DELAYS IN NEW SERVICE OFFERINGS; THE POTENTIAL TERMINATION OF CERTAIN SERVICE AGREEMENTS OR THE INABILITY TO ENTER INTO ADDITIONAL SERVICE AGREEMENTS; AND OTHER RISKS DESCRIBED IN THE COMPANY'S SEC FILINGS, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS AMENDED, THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 2000 AND JUNE 30, 2000, AS AMENDED, THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2000, AND THE COMPANY'S REGISTRATION STATEMENTS ON FORMS S-3 (NO. 333-79097) AND S-4 (NO. 333-37750 AND 333-44864), THE COMPANY'S REPORT ON FORM 8-K DATED FEBRUARY 21, 2001, AND THE COMPANY'S REPORT ON FORM 8-K DATED MARCH 28, 2001, ALL OF WHICH RISKS ARE INCORPORATED BY REFERENCE INTO THIS PRESS RELEASE.


WORLD ACCESS CONTACT:      MICHELE WOLF
(404-231-2025)             V.P. OF INVESTOR RELATIONS
HTTP://WWW.WAXS.COM